CONSENT OF INDEPENDENT AUDITORS

The Board of Directors

Genworth Life and Annuity Insurance Company:

We consent to the use of our report dated April 22, 2021 with respect to the statutory statements of admitted assets, liabilities and capital and surplus of Genworth Life and Annuity Insurance Company as of December 31, 2020 and 2019 and the related statutory statements of summary of operations, changes in capital and surplus and cash flow for each of the years in the three-year period ended December 31, 2020, included in the Statement of Additional Information which is part of the registration statement (No. 333-62695) on Form N-4 and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.

Our report relating to the Company’s financial statements, dated April 22, 2021, states that the Company prepared its financial statements using statutory accounting practices prescribed or permitted by the Virginia State Corporation Commission, Bureau of Insurance (statutory accounting practices), which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, our report states that the Company’s financial statements are not intended to be and, therefore, are not presented fairly in accordance with U.S. generally accepted accounting principles and further states that those financial statements are presented fairly, in all material respects, in accordance with the statutory accounting practices. Our report also refers to a change to the valuation of variable annuity and other contracts pursuant to section 21 of the Valuation Manual (VM-21).

Richmond, Virginia

April 28, 2021

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Genworth Life and Annuity Insurance Company:

We consent to the use of our report dated April 20, 2021, with respect to the financial statements of the Genworth Life & Annuity VA Separate Account 1 (comprised of the subaccounts listed in the appendix of our report) as of December 31, 2020 and for each of the years or periods listed in the appendix of the report, included in the Statement of Additional Information which is part of the registration statement (No. 333-62695) on Form N-4 and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.

Richmond, Virginia

April 28, 2021

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